COTY announces intent to explore strategic options for its Professional Beauty business as part of next step in its ongoing transformation

Company to consider divestiture of its business unit that holds brands including Wella, Clairol, OPI and ghd

Company aims to unlock shareholder value, reduce complexity, de-leverage the remaining business and sharpen its focus on fragrance, cosmetics and skin care businesses

New York - October 21, 2019 - Coty Inc. (NYSE: COTY) today announced that as part of its ongoing strategic review of its business, management and the Board of Directors have determined that moving forward the Company will focus more intently on its fragrance, cosmetics and skin care businesses. As a result, Coty is launching a process to explore strategic alternatives for its Professional Beauty business and associated hair brands, as well as the company’s Brazilian operations, including a divesture. The Company expects that the proceeds from any potential transaction will be used to pay down debt and return excess cash directly to shareholders.

These strategic initiatives are aligned with Coty’s previously announced turnaround plan focused on improving the company’s execution capabilities, better leveraging its assets and delivering significant financial improvements. After a thorough analysis, the management team and Board reached the conclusion that even with its strong current performance, the future growth opportunities of the Professional Beauty business lie increasingly outside the Company’s core strategic focus.

Pierre Laubies, Chief Executive Officer of Coty, said: “After stabilizing our operations in fiscal 2019, we announced in early July a plan to turn around Coty’s performance. Today’s announcement accelerates this transformation and will help reposition Coty as a more focused and agile company, deleverage our balance sheet, and improve our ability to invest in areas with the greatest growth potential. The Professional Beauty teams have done an incredible job over the past three years in creating a strong business platform, putting us in the favorable position to find the best owner for that business while unlocking significant value for Coty Shareholders and allowing us to further grow our core remaining businesses.”

Peter Harf, Chairman of the Board of Coty and Founder and Managing Partner of JAB Holdings, said: “This announcement has the full support of the Board, as well as the company’s largest shareholder, JAB Holdings. The strategic review of the Professional Beauty business aims at finding the best option to realize significant value for Coty and its shareholders. The Board is highly confident in Coty’s ability to leverage our unique portfolio of fragrance, cosmetics and skin care brands, and capture the growth of the beauty category.”

Coty’s professional business is the global #2 in professional hair, with a unique brand portfolio across hair and nail color with Wella, Clairol, OPI and ghd. It is the partner of choice of 250,000 hairdressers in 100 countries. The division is operationally distinct, with its own management and stand-alone business structures, as is Coty Brazil, with its distinct brand portfolio and route-to-market. The scope of the businesses under strategic review is expected to generate net revenues of approximately $2.7 billion in fiscal year 2019.

Upon completion of the potential divestiture, the Company expects to reduce financial leverage with a resulting pro forma target leverage ratio of approximately 3x net debt to EBITDA. There is no change to Coty’s medium-term guidance of an operating margin of between 14% and 16% by fiscal 2023.

The Board has appointed Credit Suisse to assist with the strategic review of the Professional Beauty business and associated hair brands, as well as the company’s Brazilian operations and anticipates the process to be completed by summer 2020. Once completed, Coty expects to be more focused, step up its innovation capabilities and benefit from its exceptional position in high-growth categories and ownership of world-class brands. The luxury unit has a unique portfolio of licenses including Gucci, Burberry, Hugo Boss and Calvin Klein; the cosmetics business includes iconic brands such as Rimmel, Max Factor, Covergirl and Sally Hansen; and its leading skin care brands include Lancaster and philosophy.

About Coty Inc.

Coty is one of the world’s largest beauty companies with an iconic portfolio of brands across fragrance, color cosmetics, hair color and styling, and skin and body care. Coty is the global leader in fragrance, a strong number two in professional hair color & styling, and number three in color cosmetics. Coty’s products are sold in over 150 countries around the world. Coty and its brands are committed to a range of social causes as well as seeking to minimize its impact on the environment.

For additional information about Coty Inc., please visit www.coty.com.
Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include Coty’s current views with respect to, among other things, the strategic review of Coty’s professional business, associated hair and nail brands and Brazilian operations and any transactions related thereto, use of proceeds from any transaction and the timing of the strategic review. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “are going to”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “temporary”, “target”, “aim”, “potential”, “goal” , “realize” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including risks and uncertainties relating to:

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the results of the strategic review of Coty’s professional business, associated hair and nail brands and Brazilian operations and whether such strategic review will result in any transactions and the amount of proceeds from any such transactions;

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Coty’s ability to successfully implement its multi-year Turnaround Plan, including its management headquarters relocation and management realignment, and to develop and achieve its global business strategies, compete effectively in the beauty industry and achieve the benefits contemplated by its strategic initiatives within the expected time frame or at all;

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Coty’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and the market acceptance of new products, including any relaunched or rebranded products and the anticipated costs and discounting associated with such relaunches and rebrands, and consumer receptiveness to its current and future marketing philosophy and consumer engagement activities (including digital marketing and media);

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use of estimates and assumptions in preparing Coty’s financial statements, including with regard to revenue recognition, stock compensation expense, income taxes (including the expected timing and amount of the release of any tax valuation allowance), the assessment of goodwill, other intangible and long-lived assets for impairments, the market value of inventory, pension expense, the fair value of redeemable noncontrolling interests and the fair value of acquired assets and liabilities associated with acquisitions;

•	the impact of any future impairments;

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managerial, transformational, operational, regulatory, legal and financial risks, including diversion of management attention to and management of cash flows, expenses and costs associated with the Turnaround Plan and future strategic initiatives;

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future acquisitions and the integration thereof with Coty’s business, operations, systems, financial data and culture and the ability to realize synergies, avoid future supply chain and other business disruptions, reduce costs (including through its cash efficiency initiatives) and realize other potential efficiencies and benefits (including through Coty’s restructuring initiatives) at the levels and at the costs and within the time frames contemplated or at all;

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increased competition, consolidation among retailers, shifts in consumers’ preferred distribution and marketing channels (including to digital and luxury channels), distribution and shelf-space resets or reductions, compression of go-to-market cycles, changes in product and marketing requirements by retailers, reductions in retailer inventory levels and order lead-times or changes in purchasing patterns, and other changes in the retail, e-commerce and wholesale environment in which Coty does business and sells its products and its ability to respond to such changes;

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Coty and its brand business partners’ and licensors’ abilities to obtain, maintain and protect the intellectual property used in its and their respective businesses, protect our and their respective reputations (including those of its and their executives or influencers) and public goodwill, and defend claims by third parties for infringement of intellectual property rights;

•	any change to Coty’s capital allocation and/or cash management priorities, including any change in its dividend reinvestment program and policy;

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any unanticipated problems, liabilities or integration or other challenges associated with a past or future acquired business which could result in increased risk or new, unanticipated or unknown liabilities, including with respect to environmental, competition and other regulatory, compliance or legal matters;

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Coty’s international operations and joint ventures, including enforceability and effectiveness of its joint venture agreements and reputational, compliance, regulatory, economic and foreign political risks, including difficulties and costs associated with maintaining compliance with a broad variety of complex local and international regulations;

•	Coty’s dependence on certain licenses (especially in its Luxury division) and its ability to renew expiring licenses on favorable terms;

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Coty’s dependence on entities performing outsourced functions, including outsourcing of distribution functions, and third-party manufacturers, logistics and supply-chain suppliers and other suppliers, including third party software providers;

•	administrative, development and other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;

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global political and/or economic uncertainties, disruptions or major regulatory or policy changes, and/or the enforcement thereof that affect Coty’s business, financial performance, operations or its products, including the impact of Brexit, the current U.S. administration, changes in the U.S. tax code, and recent changes and future changes in tariffs, retaliatory or trade protection measures, trade policies and other international trade regulations in the U.S., the European Union and Asia and in other regions where Coty operates;

•	currency exchange rate volatility and currency devaluation;

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the number, type, outcomes (by judgment, order or settlement) and costs of any current or future legal, compliance, tax, regulatory or administrative proceedings, investigations and/or litigation, including litigation relating to the tender offer by Cottage Holdco B.V. (the “Cottage Tender Offer”);

•	Coty’s ability to manage seasonal factors and other variability and to anticipate future business trends and needs;

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disruptions in operations, sales and in other areas, including due to disruptions in Coty’s supply chain, restructurings and other business alignment activities, the move of Coty’s headquarters to Amsterdam, manufacturing or information technology systems, labor disputes, extreme weather and natural disasters, and the impact of such disruptions on Coty’s ability to generate profits, stabilize or grow revenues or cash flows, comply with its contractual obligations and accurately forecast demand and supply needs and/or future results;

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restrictions imposed on Coty through its license agreements, credit facilities and senior unsecured bonds, or other material contracts, Coty’s ability to generate cash flow to repay, refinance or recapitalize debt and otherwise comply with its debt instruments, and changes in the manner in which Coty finances its debt and future capital needs;

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increasing dependency on information technology and Coty’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, costs and timing of implementation and effectiveness of any upgrades or other changes to information technology systems, and the cost of compliance or its failure to comply with any privacy or data security laws (including the European Union General Data Protection Regulation (the “GDPR”) and the California Consumer Privacy Act) or to protect against theft of customer, employee and corporate sensitive information;

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Coty’s ability to attract and retain key personnel and the impact of senior management transitions and organizational structure changes, including the co-location of key business leaders and functions in Amsterdam;

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the distribution and sale by third parties of counterfeit and/or gray market versions of the Coty’s products; the impact of the Cottage Tender Offer and of Coty’s Turnaround Plan on its relationships with key customers and suppliers and certain material contracts;

•	Coty’s relationship with Cottage Holdco B.V., as our majority stockholder, and its affiliates, and any related conflicts of interest or litigation;

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future sales of a significant number of shares by Coty’s majority stockholder or contractually by certain commercial banks on behalf of Coty’s majority stockholder, as may be required to satisfy obligations under such majority stockholder's credit agreement, or the perception that such sales could occur; and

•	other factors described elsewhere in this document and in documents that Coty files with the SEC from time to time.

When used herein, the term “includes” and “including” means, unless the context otherwise indicates, “including without limitation.” The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. More information about potential risks and uncertainties that could affect Coty’s business and financial results is included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and other periodic reports Coty has filed and may file with the SEC from time to time.

All forward-looking statements made in this document are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Contacts

Investor Relations
Olga Levinzon, +1 212 389-7733
olga_levinzon@cotyinc.com

Media
Lisa Kessler, + 917 348-3373
Lisa_Kessler@cotyinc.com

Arnaud Leblin, + 33 1 58 71 72 00
Arnaud_Leblin@cotyinc.com